UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2013

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On January 2, 2013, SEACOR Holdings Inc. (the “Company”) issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the sale of its affiliate, SEACOR Energy Inc., to Par Petroleum Corporation for a cash purchase price of approximately $14 million.

On January 3, 2013, the Company issued a press release, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference, announcing the completion of the previously disclosed transaction to combine its O'Brien's Response Management subsidiary with Witt Associates to create Witt O'Brien's on December 31, 2012.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release issued on January 2, 2013.
99.2	Press release issued on January 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Richard J. Ryan
Name:     Richard J. Ryan

Title:	Senior Vice President and Chief Financial Officer

Date:  January 3, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on January 2, 2013.
99.2	Press release issued on January 3, 2013.